UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON MAY 28, 2010, CELL THERAPEUTICS, INC. (THE “COMPANY”) SENT THE FOLLOWING LETTER REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2010 TO THE COMPANY’S SHAREHOLDERS.

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

May 28, 2010

Dear CTI Shareholders:

At Cell Therapeutics, Inc. (the “Company”), we believe we can make cancer more treatable for many cancer patients by advancing the drug products in our development pipeline—that is our mission. We are committed to bringing these drugs to patients but need your help.

As previously announced, please be informed that the Company’s Special Meeting of Shareholders (the “Special Meeting”) is scheduled to be held at 10 a.m. (Seattle time) on Friday, June 4, 2010, at the Company’s headquarters at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119 to discuss and resolve upon the following matters:

(i)	approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of common stock, no par value per share (“Common Stock”) of the Company from 800,000,000 to 1,200,000,000 (“Proposal 1”); and

(ii)	approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of common stock available for issuance under the Plan by 40,000,000 shares.

The following description of the Company’s recent offering of preferred stock and warrants supplements the Company’s description of the intended use of some of the additional authorized shares for which the Company is seeking shareholder approval in Proposal 1 included in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) by the Company on February 23, 2010 (the “Proxy Statement”).

On May 23, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and the purchasers thereunder (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue (i) 21,000 shares of Series 5 Preferred Stock, no par value per share, initially convertible into 52,500,000 shares of Common Stock and (ii) warrants (the “Warrants”) to purchase up to 26,250,000 shares of Common Stock for an aggregate offering price of $21 million (the “Offering”).

The Purchasers have elected to convert all 21,000 of the preferred shares and to receive the 52,500,000 shares of Common Stock issuable upon such conversion at the closing. The Company closed the offering on May 27, 2010.

Each Warrant has an exercise price of $0.50 per share of Common Stock. The Warrants are exercisable six months and one day after the date of issuance and terminate four years, six months and one day after the date of issuance, provided that the exercisability of the Warrants is conditioned upon the Company’s receipt of shareholder approval of Proposal 1 at the Special Meeting to approve the amendment to the Company’s amended and restated articles of incorporation to increase the authorized shares of Common Stock available for issuance thereunder by 400,000,000 shares or the Company’s notification to holders of the Warrants that shares of Common Stock have become available and are reserved for issuance upon exercise of the Warrants.

All Warrants exercisable to purchase shares of Common Stock (and the shares of Common Stock issuable upon exercise of the Warrants) were offered and sold by the Company in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof and/or Regulation D thereunder.

In addition, on May 27, 2010, the Company issued warrants to purchase 1,050,000 shares of Common Stock (the “Placement Agent Warrants”) to the Rodman & Renshaw, LLC as partial compensation for its services as placement agent in connection with the Offering. The Placement Agent Warrants have an exercise price of $0.50 per share of Common Stock. The Placement Agent Warrants are exercisable six months and one day after the date of issuance and terminate five years after the date of issuance, provided that the exercisability of the Placement Agent Warrants is conditioned upon the Company’s receipt of the shareholder approval or the notification, in each case as described above.

Shareholder approval of Proposal 1 would provide the Company with some of the resources necessary to raise additional funds for the Company to continue its operations and research to assist its development of cancer drugs through equity raising activities, such as the issuance of additional shares and the issuance of shares upon exercise of warrants, and pursuing capital saving activities such as pursuing additional exchanges of its outstanding convertible notes for shares. Substantially all of the Company’s currently authorized Common Stock has been issued or is already reserved for issuance.

YOUR VOTE IS IMPORTANT. The Board of Directors unanimously recommends you vote as soon as possible “FOR” all of the proposals of the Special Meeting as described in the Proxy Statement. You may vote over the Internet, by telephone, or by following the instructions on the proxy card the Company has mailed to you.

Whether or not you intend to be present at the Special Meeting, U.S. shareholders are requested to sign and date the proxy card they have received in the mail and return it in the envelope previously provided, and Italian shareholders are requested to request and return an Italian proxy card together with a completed certification of participation as instructed in the Proxy Statement. If you are one of the Company’s Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to Proxy Statement for additional information and instructions.

As described in the Proxy Statement, any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to the Company’s secretary, Louis A. Bianco, at the Company’s principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the shareholder meeting. For the Company’s Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another certification of participation in the Italian Central Depository System.

We thank you on behalf of the Board of Directors. Should you have any questions, please feel free to contact our proxy solicitation agent toll-free at (888) 55PROXY or (888) 557-7699, or our Investor Relations department at (206) 272-4345.

By Order of the Board of Directors,

Louis A. Bianco
Executive Vice President, Finance & Administration